UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants to Executive Officers

On May 15, 2024, the Compensation Committee of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (the “Company”) approved grants of one-time awards of performance-based restricted stock units (“PSUs”) to the Company’s executive officers listed below pursuant to the Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan (the “2024 Plan”). The PSU grants will be made on May 31, 2024, subject to the Company’s filing of a registration statement on Form S-8. The PSUs are eligible to performance vest and become earned shares based on achievement of specified stock price performance hurdles during a four-year period, beginning on May 31, 2024 (the “Performance Period”), and subject to continued service through the date that is the earlier of the first anniversary of the applicable performance vesting date and the end of the Performance Period. The PSUs are subject to accelerated vesting and distribution upon certain qualifying terminations and in connection with a change in control, as set forth in the applicable award agreement. Subject to additional service-based vesting conditions set forth in the applicable award agreement, the PSUs will become earned in one-third increments based on achievement of the specified stock price performance hurdles (determined based on the 40-day trailing average closing price (based on trading days)) set forth below during the Performance Period.

	Stock Price Hurdle	% Increase from Closing Stock Price of $1.56 on May 15, 2024
PSU Stock Price Hurdle #1	At least $2.50	+60%
PSU Stock Price Hurdle #2	At least $3.25	+108%
PSU Stock Price Hurdle #3	At least $4.25	+172%

The Compensation Committee approved the PSUs following a comprehensive review of the Company’s executive compensation program conducted with the Compensation Committee’s independent compensation consultant, which included an assessment of the Company’s compensation practices compared to the Company’s peer group. The PSUs are designed to further align the interests of the Company’s executives with those of its stockholders, by exposing executives more directly to the market price of the Company’s common stock, increasing executive stock ownership over time and promoting retention given their potential value. The number of PSUs to be awarded will be determined based upon the fair market value of the Company’s common stock on the date of grant, calculated based on a Monte Carlo valuation model, and the maximum number of shares that may be earned with respect to the PSUs is 100% of the PSUs granted. The table below sets forth the target value of the PSUs granted to each executive officer.

Name	Target Value
Scott R. Wells, President and Chief Executive Officer	$3,750,000
David Sailer, Executive Vice President and Chief Financial Officer	$1,200,000
Lynn A. Feldman, Executive Vice President, Chief Legal Officer and Corporate Secretary	$1,000,000

The foregoing description of the terms of the PSUs does not purport to be complete and is qualified in its entirety by reference to the form of Performance Stock Unit Award Agreement (One-Time) filed as Exhibit 10.1 hereto and incorporated by reference herein.

Approval of the Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan

On May 16, 2024, at the Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the adoption of the 2024 Plan. The 2024 Plan amends and restates the 2012 Second Amended and Restated Stock Incentive Plan (the “Prior Incentive Plan”).

The 2024 Plan is a broad-based incentive compensation plan that provides for granting stock options, stock appreciation rights, restricted stock, restricted stock units, and performance-based cash and stock awards to any of the

Company’s or its subsidiaries’ present or future directors, officers, employees, consultants, or advisers. The 2024 Plan gives the Compensation Committee of the Board of Directors the maximum flexibility to use various forms of incentive awards as part of the Company’s overall compensation program.

Subject to adjustments as required or permitted by the 2024 Plan’s terms, under the 2024 Plan, the Company may issue a total of (1) 36,700,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), plus (2) 64,142,027 shares of the Company’s Common Stock, which represents the number of shares of the Company’s Common Stock reserved under the Prior Incentive Plan on February 23, 2021, and of which 13,170,755 shares of the Company’s Common Stock remained available for issuance as of February 29, 2024, plus (3) the number of shares of Common Stock available for awards granted under the Prior Incentive Plan that thereafter would meet the requirements of a “Lapsed Award” (as more fully described below) if such awards had been granted under the 2024 Plan.

The following shares are not taken into account in applying the limitations set forth above: (1) shares covered by awards that expire or are canceled, forfeited, settled in cash, or otherwise terminated; (2) shares delivered to the Company or withheld by the Company for the payment or satisfaction of purchase price or tax withholding obligations associated with the exercise or settlement of an award (for the avoidance of doubt, other than stock options or stock appreciation rights granted pursuant to Section 5 and Section 7 of the 2024 Plan, respectively, or the Prior Incentive Plan); and (3) shares covered by stock-based awards assumed by the Company in connection with the acquisition of another company or business (collectively, “Lapsed Awards”). Shares covered by stock options and stock appreciation rights do not qualify as “Lapsed Awards” and will not be available for future issuance under the 2024 Plan if the shares are tendered as payment for a stock option exercise, withheld from stock options or stock appreciation rights for taxes, have been repurchased using stock options proceeds, or are stock appreciation rights shares not delivered with respect to settlement of the award.

A description of the material terms of the 2024 Plan was included in the Company’s definitive proxy statement for the Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 29, 2024.

The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Plan, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2024, the Company held its Annual Meeting of Stockholders. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the meeting.

1.  The Company’s stockholders elected the following nominees for director to serve as directors for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2025 or until her or his successor shall have been duly elected and qualified.

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
John Dionne	337,065,968	24,257,253	72,541,738
Lisa Hammitt	337,270,258	24,052,963	72,541,738
Andrew Hobson	339,962,256	21,360,965	72,541,738
Thomas C. King	339,852,099	21,471,122	72,541,738
Joe Marchese	337,186,079	24,137,142	72,541,738
W. Benjamin Moreland	340,087,370	21,235,851	72,541,738
Mary Teresa Rainey	336,838,727	24,484,494	72,541,738
Scott R. Wells	339,771,544	21,551,677	72,541,738
Raymond T. (Ted) White	354,310,176	7,013,045	72,541,738
Jinhy Yoon	340,064,991	21,258,230	72,541,738

2.  The advisory resolution on executive compensation was approved.

Proposal 2: Approval of the advisory (non-binding) resolution on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
357,817,942	3,434,774	70,505	72,541,738

3.  The amendment to the Company’s Certificate of Incorporation to provide for the exculpation of certain officers as permitted by recent amendments to Delaware law was approved.

Proposal 3: Approval of the amendment to the Company’s Certificate of Incorporation to provide for the exculpation of certain officers of the Company as permitted by recent amendments to Delaware law

Votes For	Votes Against	Abstentions	Broker Non-Votes
340,135,744	21,099,443	88,034	72,541,738

4.  The adoption of the Company’s 2012 Third Amended and Restated Stock Incentive Plan was approved.

Proposal 4: Approval of the adoption of the Company’s 2012 Third Amended and Restated Stock Incentive Plan to increase the number of shares authorized for issuance under the 2012 Second Amended and Restated Stock Incentive Plan by 36,700,000 shares and to eliminate the liberal share recycling provisions with respect to stock options and stock appreciation rights

Votes For	Votes Against	Abstentions	Broker Non-Votes
352,020,024	9,246,339	56,858	72,541,738

5.  The selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024 was ratified.

Proposal 5: Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2024

Votes For	Votes Against	Abstentions	Broker Non-Votes
425,690,444	7,881,878	292,637	N/A

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Performance Stock Unit Award Agreement (One-Time) under the Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan

10.2	Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix B to the Clear Channel Outdoor Holdings, Inc. definitive proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders filed on March 29, 2024)

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: May 16, 2024	By:	/s/ Lynn A. Feldman
	Name:	Lynn A. Feldman
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary